  As filed with the Securities and Exchange Commission on February 10, 1999.
                                                          Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                ---------------
                             INTERNET AMERICA, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                   86-0778979
 (State or other jurisdiction of        (I.R.S. employer identification number)
incorporation or organization)

                               One Dallas Centre
                          350 N. St. Paul, Suite 3000
                              Dallas, Texas 75201
                    (Address of principal executive offices)
                                ---------------
                             INTERNET AMERICA, INC.
                  OPTION SETTLEMENT AGREEMENT - MICHAEL BATES
                  OPTION SETTLEMENT AGREEMENT - MARK D. BONDS
                  OPTION SETTLEMENT AGREEMENT - JOHN P. BRIGHT
                 OPTION SETTLEMENT AGREEMENT - G. DAVID BUTLER
                  OPTION SETTLEMENT AGREEMENT - SCOTT A. LENT
                   OPTION SETTLEMENT AGREEMENT - BOBBY MANSON
                OPTION SETTLEMENT AGREEMENT - TIMOTHY G. MARTIN
             OPTION SETTLEMENT AGREEMENT - THE MAYNARD FAMILY TRUST
                OPTION SETTLEMENT AGREEMENT - JOHN A. NANNI AND
                                              THE JOHN N. NANNI TRUST
                OPTION SETTLEMENT AGREEMENT - JANET L. WILLIAMS
                            (Full title of the Plan)
                                ---------------

                               MICHAEL T. MAPLES
                               One Dallas Centre
                          350 N. St. Paul, Suite 3000
                              Dallas, Texas 75201
          (Name and address of agent for service of agent for service)

                                 (214) 861-2500
                    (Telephone number, including area code,
                             of agent for service)
                                ----------------
                                    COPY TO:
                               RICHARD F. DAHLSON
                             Jackson Walker L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas 75202


                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                 Proposed              Proposed
               Title of                       Amount              Maximum               Maximum            Amount of
              Securities                       to be          Offering Price           Aggregate          Registration
           to be Registered                 Registered         Per Share (1)      Offering Price (1)        Fee (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                 5,000 shares        $1.67              $  8,350                 $109.10
                                              5,000 shares        $1.67              $  8,350
                                              5,000 shares        $1.67              $  8,350
                                             37,500 shares        $1.67              $ 62,625
                                             15,000 shares        $1.67              $ 25,050
                                             15,000 shares        $1.67              $ 25,050
                                             37,500 shares        $1.67              $ 62,625
                                             75,000 shares        $1.67              $125,250
                                             37,500 shares        $1.67              $ 62,625
                                              2,500 shares        $1.67              $  4,175
==========================================================================================================================

(1) Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the prices at which the options may be exercised.

                                    Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Internet America, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

         (i) Prospectus dated December 9, 1998 and filed with the Commission pursuant to Rule 424(b) on December 10, 1998 (the "424(b) Prospectus");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 424(b) Prospectus; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-59527) and Registration Statement on Form 8-A (No. 000-25147), effective as of December 9, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of the Company provide that to the fullest extent permitted by applicable law, a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents to Texas corporations. The Company's Articles and Bylaws provide that the Company shall indemnify any person to the fullest extent permitted by law. Under the TBCA, an officer or director may be indemnified if he acted in good faith and reasonably believed that his conduct (i) was in the best interests of the Company if he acted in his official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he is successful, (ii) may indemnify an officer or director for such reasonable expenses unless he was found liable for willful or intentional misconduct in the performance of his duty to the Company and (iii) may advance reasonable defense expenses if the officer or director undertakes to reimburse the Company if he is later found not to satisfy the standard for indemnification expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. This provision in the Articles does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.


Exhibit
Number        Description of Exhibit
-------       ----------------------
3.1           Internet America, Inc.'s Articles of Incorporation (1)

3.2           Internet America, Inc.'s Article of Amendment to Articles of
              Incorporation (1)

3.3           Internet America, Inc.'s Bylaws (1)

3.4           Internet America Inc.'s Amendment to Bylaws (1)

3.5           Application for Certificate of Withdrawal of Internet America,
              Inc.(1)


3.6           Articles of Merger merging Internet America, Inc., an Arizona corporation, with and into INTRNTUSA, INC., a Texas corporation
              (1)

4.1           Specimen Common Stock certificate (1)

4.2           Certificate of Designation of the Series A Preferred Stock of
              Internet America, Inc.(1)

4.3           Amended Certificate of Designation of the Series A Preferred
              Stock of Internet America, Inc.(1)

4.4           Certificate of Designation of the Series B Preferred Stock of
              Internet America, Inc.(1)

5.1           Opinion of Jackson Walker L.L.P.*

23.1 Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP*

24            Power of Attorney (included in Part II hereof)

99.1 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Michael Bates.*

99.2 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Mark D. Bonds.*

99.3 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and John P. Bright.*

99.4 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and G. David Butler.*

99.5 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Scott A. Lent.*

99.6 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Bobby Manson.*

99.7 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Timothy G. Martin.*

99.8 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and The Maynard Family Trust.*

99.9 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and John N. Nanni and The John N.
              Nanni Trust.*


99.10 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Janet L. Williams.*

99.11         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and David Butler.*

99.12 Non-Qualified Stock Option Agreement, dated as of June 27, 1996, by and between Internet America, Inc. and Scott Lent.*

99.13         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Bobby Manson.*

99.14         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Tim Martin.*

99.15         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Maynard Family
              Trust.*

99.16         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and John Nanni
              Trust.*

-------------

*        Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file No. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933, as amended;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 9th day of February, 1999.


                             INTERNET AMERICA, INC.



                             By: /s/ JAMES T. CHANEY
                               ------------------------------------------------
                                  James T. Chaney, Vice President, Chief
                                  Financial Officer, Secretary and Treasurer
                                  (Principal Accounting and Financial Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Michael T. Maples and James T. Chaney, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title                                        Date
---------                          -----                                        ----

/s/ MICHAEL T. MAPLES
------------------------------     Chief Executive Officer,                     February 9, 1999
Michael T. Maples                  President and Director
                                   (Principal Executive Officer)



/s/ JAMES T. CHANEY
------------------------------     Chief Financial Officer, Vice                February 9, 1999
James T. Chaney                    President, Secretary and Treasurer
                                   (Principal Financial and Accounting
                                   Officer)



/s/ DOUGLAS G. SHELDON
------------------------------     Vice President -- Marketing,                 February 9, 1999
Douglas G. Sheldon                 Director



/s/ WILLIAM O. HUNT
------------------------------     Chairman of the Board                        February 9, 1999
William O. Hunt



/s/ JACK T. SMITH
------------------------------     Director                                     February 9, 1999
Jack T. Smith



/s/ GARY L. CORONA
------------------------------     Director                                     February 9, 1999
Gary L. Corona

                               INDEX TO EXHIBITS


Exhibit
Number        Description of Exhibit
--------      ----------------------
3.1           Internet America, Inc.'s Articles of Incorporation (1)

3.2           Internet America, Inc.'s Article of Amendment to Articles of
              Incorporation (1)

3.3           Internet America, Inc.'s Bylaws (1)

3.4           Internet America Inc.'s Amendment to Bylaws (1)

3.5           Application for Certificate of Withdrawal of Internet America,
              Inc.(1)

3.6           Articles of Merger merging Internet America, Inc., an Arizona corporation, with and into INTRNTUSA, INC., a Texas corporation
              (1)

4.1           Specimen Common Stock certificate (1)

4.2           Certificate of Designation of the Series A Preferred Stock of
              Internet America, Inc.(1)

4.3           Amended Certificate of Designation of the Series A Preferred
              Stock of Internet America, Inc.(1)

4.4           Certificate of Designation of the Series B Preferred Stock of
              Internet America, Inc.(1)

5.1           Opinion of Jackson Walker L.L.P.*

23.1 Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP*

24            Power of Attorney (included in Part II hereof)

99.1 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Michael Bates.*

99.2 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Mark D. Bonds.*

99.3 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and John P. Bright.*

99.4 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and G. David Butler.*


99.5 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Scott A. Lent.*

99.6 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Bobby Manson.*

99.7 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Timothy G. Martin.*

99.8 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and The Maynard Family Trust.*

99.9 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and John N. Nanni and The John N.
              Nanni Trust.*

99.10 Option Settlement Agreement, dated as of January 15, 1999, by and between Internet America, Inc. and Janet L. Williams.*

99.11         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and David Butler.*

99.12 Non-Qualified Stock Option Agreement, dated as of June 27, 1996, by and between Internet America, Inc. and Scott Lent .*

99.13         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Bobby Manson.*

99.14         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Tim Martin.*

99.15         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and Maynard Family
              Trust.*

99.16         Non-Qualified Stock Option Agreement, dated as of October 27,
              1996, by and between Internet America, Inc. and John Nanni
              Trust.*

-------------------

*   Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file No. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference.